Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
Barry.Holt@isg-one.com

Investor Contact:
David Berger
203-517-3104
David.Berger@isg-one.com

INFORMATION SERVICES GROUP ANNOUNCES

FIRST QUARTER 2013 FINANCIAL RESULTS

Record first quarter revenues of $50.6 million, up 10% in constant currency versus the prior year

Adjusted EBITDA of $5.0 million, up 62% in constant currency versus the prior year and doubling Adjusted EPS to $0.06

Completed new debt agreement; offers more favorable terms and extends maturity to mid-2018; retired $1.1 million of convertible loan notes at a discount

Announced large engagement with U.K. Government Agency

STAMFORD, Conn., May 13, 2013 — Information Services Group, Inc. (ISG) (NASDAQ: III), a leading technology insights, market intelligence and advisory services company today announced financial results for the first quarter ended March 31, 2013.

“Our record first quarter revenues reflect accelerating global demand for our services, yielding double digit revenue growth behind continued strength in the Americas and a return to growth in Europe,” said Michael Connors, Chairman and Chief Executive Officer, ISG. “The accelerating global demand can be attributed to the broader set of products and services we offer, including Managed Services and Project Management.Our recently announced engagement with a U.K. Government agency is a significant win in the U.K. Public Sector and positions ISG for continued strength in this sector.”

First Quarter 2013 Results

ISG reported record first quarter revenues of $50.6 million during the first quarter of 2013, an increase of 10% in constant currency or $4.5 million (9% or $4.3 million on a reported basis) from $46.3 million in the first quarter of 2012.   Revenues were $28.8 million in the Americas (up 21%), $16.5 million in Europe (up 7%) and $5.3 million in Asia Pacific (down 22%); growth rates in constant currency.

ISG reported operating income of $2.6 million for the first quarter of 2013.  This compares to operating income of $0.2 million in the first quarter of 2012.  Adjusted net income was $2.2 million, or $0.06 per share, compared with an adjusted net income of $1.0 million, or $0.03 in the prior year’s first quarter.  Reported fully diluted earnings per share (EPS) was $0.03 per share compared with a loss of ($0.02) per share for the same prior year period in 2012.

First quarter 2013 adjusted earnings before interest, taxes, depreciation, foreign currency translation gains/losses, amortization and non-cash stock compensation (adjusted EBITDA, a non-GAAP measure) of $5.0 million compared with $3.0 million in the first quarter 2012, an increase of 62% on a constant currency basis.

Other Financial and Operating Highlights

ISG cash and cash equivalents totaled $18.2 million at March 31, 2013, a net decrease of $5.3 million from December 31, 2012.  The decrease in cash balances from December 2012 was principally attributable to a seasonal build in working capital as well as the non-operating use of cash, including $2.5 million in debt repayments and $0.3 million in repurchases of stock.  Total outstanding debt at March 31, 2013 was $60.6 million compared with $63.1 million at December 31, 2012.

In addition, last month ISG retired 18% of its convertible loan notes ($1.1 million) for $650 thousand, further deleveraging its balance sheet.

New Credit Agreement

Effective this month, ISG entered into a new five year credit agreement.  The new senior secured credit facility, arranged by Bank of America, is comprised of a $45 million term loan and a $25 million revolving credit facility.

“We are pleased to have announced that we have entered into a new credit agreement that extends the maturity of our term loan to May 2018 with lower principal and interest payments and provides us with greater financial flexibility to meet our strategic objectives,”  said Michael Connors.

Conference Call

ISG has scheduled a First Quarter results call at 9:00 a.m. Eastern Time, Tuesday, May 14, 2013, to discuss the Company’s financial results.  The call can be accessed by dialing 1-888-438-5519 or for international callers +1-719-325-2281.  The access code is 3094537.

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About Information Services Group, Inc.

Information Services Group (ISG) (NASDAQ: III) is a leading technology insights, market intelligence and advisory services company, serving approximately 500 clients around the world to help them achieve operational excellence. ISG supports private and public sector organizations to transform and optimize their operational environments through research, benchmarking, consulting and managed services, with a focus on information technology, business process transformation, program management services and enterprise resource planning. Clients look to ISG for unique insights and innovative solutions for leveraging technology, the deepest data source in the industry, and more than five decades of experience of global leadership in information and advisory services. Based in Stamford, Conn., the company has more than 800 employees and operates in 21 countries.

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Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors which account for significant portions of ISG’s revenues and may maintain sizable accounts receivables with ISG; and (14) ability to achieve cost reductions and productivity improvements in any future value creation plans. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP).  In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three months ended March 31, 2013 and March 31, 2012.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation, foreign currency transaction gains/losses, amortization of intangible assets resulting from acquisitions and non-cash stock compensation and impairment charges for goodwill and intangible assets) and adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets on a tax adjusted basis) and selected financial data on a constant currency basis (using foreign currency exchange rates based on an average of daily spot rates from January 1, 2012 to August 31, 2012), which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations.  These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure.  Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012

Revenues	$50,588	$46,282
Operating expenses
Direct costs and expenses for advisors	30,032	27,346
Selling, general and administrative	16,033	16,608
Depreciation and amortization	1,913	2,157
Operating income	2,610	171
Interest income	5	14
Interest expense	(727)	(753)
Foreign currency transaction gain (loss)	48	(80)

Income (loss) before taxes	1,936	(648)
Income tax provision (benefit)	967	(76)
Net income (loss)	$969	$(572)

Weighted average shares outstanding:
Basic	36,632	36,347
Diluted	38,794	36,347

Earnings (loss) per share:
Basic	$0.03	$(0.02)
Diluted	$0.03	$(0.02)

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012

Net income (loss)	$969	$(572)
Plus:
Interest expense (net of interest income)	722	739
Income taxes	967	(76)
Depreciation and amortization	1,913	2,157
Foreign currency transaction	(48)	80
Non-cash stock compensation	498	690
Adjusted EBITDA	$5,021	$3,018

Net income (loss)	$969	$(572)
Plus:
Non-cash stock compensation	498	690
Intangible amortization	1,515	1,788
Foreign currency transaction	(48)	80
Tax effect (1)	(747)	(972)
Adjusted net income	$2,187	$1,014

Weighted average shares outstanding:
Basic	36,632	36,347
Diluted	38,794	36,347

Adjusted earnings per share:
Basic	$0.06	$0.03
Diluted	$0.06	$0.03

(1)   Marginal tax rate of 38.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	March 31, 2013	Three Months Ended	Constant currency	March 31, 2012
	March 31, 2013	impact (1)	Adjusted	March 31, 2012	impact (1)	Adjusted
Revenue	$50,588	$(235)	$50,353	$46,282	$(438)	$45,844
Operating income (loss)	$2,610	$20	$2,630	$171	$98	$269
Adjusted EBITDA	$5,021	$20	$5,041	$3,018	$98	$3,116

(1) Foreign currency rates based on an average FX rate from January 1, 2012  to August 31, 2012 used for constant currency translation.